Exhibit 10.1

THIRD AMENDMENT TO SUPPLY AGREEMENT

This THIRD AMENDMENT TO SUPPLY AGREEMENT (“Amendment”) is entered into on May 16, 2018, (the “Amendment Effective Date”) by and between T2 Biosystems, Inc. (“Buyer”), and SMC Ltd. (“Seller”).

WHEREAS, this Amendment is intended to modify the Supply Agreement, dated October 10, 2014, by and between the Buyer and Seller, and as amended in the first Amendment to the Supply Agreement, dated August 29, 2017 and the Second Amendment to Supply Agreement, dated December 22, 2017 (collectively, the “Agreement”).

WHEREAS, the parties agree to extend the Initial Term of the Agreement, as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement in accordance with Section XXV of the Agreement as follows:

1.    Amendment to Section XVI. Term of the Agreement. Section XVI of the Agreement is hereby amended by deleting the first sentence of the section in its entirety and replacing it with the following:

“The Agreement commences as of the Effective Date and, and shall remain in effect until June 15, 2018 (the “Initial Term”) and shall automatically renew for additional thirty (30) day periods unless terminated in advance by either party or upon mutual agreement.”

2.    No Other Amendments. No other changes or modifications to the Agreement are incorporated in this Amendment, and all other provisions and terms of the Agreement remain in full force and effect upon execution of this Amendment by Buyer’s and Seller’s authorized representatives.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year hereinafter written.

BUYER:

By:	/s/ John McDonough		5/16/2018
	Name:	John McDonough	Date
	Title:	CEO and President

SELLER:

By:	/s/ Tom Howe		5/16/2018
	Name:	Tom Howe	Date
	Title:	CAO